UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2018

EMERGENT BIOSOLUTIONS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33137	14-1902018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Professional Drive, Suite 400,

Gaithersburg, Maryland 20879

(Address of principal executive offices, including zip code)

(240) 631-3200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c), (e)

On March 22, 2018, the board of directors of Emergent BioSolutions Inc. promoted Robert G. Kramer, Sr. to the role of president and chief operating officer and appointed Richard S. Lindahl to serve as the company’s executive vice president, chief financial officer and treasurer, in each case effective as of March 26, 2018 (the “Effective Date”). Daniel J. Abdun-Nabi, who served as the company’s president and chief executive officer until the Effective Date, will continue to serve as the company’s chief executive officer.

Mr. Kramer, 60, served as the company’s executive vice president, administration, chief financial officer and treasurer from September 2012 until his promotion to president and chief operating officer. Mr. Kramer first joined the Company in 1999 as its chief financial officer. From 1999 until his retirement in 2010, he held various executive positions with the last being president of Emergent Biodefense Operations Lansing. Mr. Kramer returned to the Company in 2011 as the interim head of the biosciences division, and then as interim executive vice president, corporate services division. Prior to joining the Company in 1999, Mr. Kramer held various financial management positions at Pharmacia Corporation, which subsequently merged with the Upjohn Company in 1995 and eventually became part of Pfizer Inc. Mr. Kramer holds an M.B.A. from Western Kentucky University and a B.S. in industrial management from Clemson University.

Mr. Lindahl, 53, has more than two decades of financial leadership experience. Prior to joining the company, Mr. Lindahl served as chief financial officer of CEB Inc., a best practice insight and technology company, from May 2009 until April 2017. At CEB, Mr. Lindahl was responsible for managing finance strategy and operations, tax and investor relations initiatives, overseeing the corporate real estate, facilities and procurement functions and serving as chair of its investments and acquisitions committee. From 2006 until 2008, Mr. Lindahl served as senior vice president and treasurer of Sprint Nextel Corporation and from 2005 to 2006, he served as vice president and treasurer of Sprint Nextel. From 1997 until 2005, Mr. Lindahl served in various positions at Nextel Communications, Inc., including as treasurer and in financial planning and analysis roles. Prior to joining Nextel, from 1995 until 1997, Mr. Lindahl held the position of vice president, finance at Pocket Communications, Inc. Before 1995, Mr. Lindahl held various positions at MCI Communications Corp., Deloitte & Touche LLP, and Casher Associates, Inc. Mr. Lindahl earned an M.B.A. from the Darden School at the University of Virginia and a B.A. in computer science from Dartmouth College.

On March 21, 2018, subject to Mr. Kramer’s promotion and Mr. Lindahl’s appointment by the company’s board of directors, the compensation committee of the board of directors approved the following compensation arrangements for Messrs. Kramer and Lindahl, respectively, in each case effective upon the Effective Date:

•	Mr. Kramer’s annual base salary was increased from $518,232 to $540,000 and Mr. Kramer will be entitled to receive an additional grant of equity awards in 2018 valued at $125,000, consisting of 50% stock options, 25% time-restricted restricted stock units (“RSUs”) and 25% performance-based restricted stock units (“PSUs”). No changes were made to Mr. Kramer’s other compensation arrangements with the company.

•

Mr. Lindahl’s base salary was set at $500,000 and he will be entitled to receive a new-hire equity incentive award valued at $965,000, consisting of 50% stock options, 25% RSUs and 25% PSUs, as well as a sign-on equity award valued at $75,000, consisting entirely of RSUs. Mr. Lindahl’s stock options and RSUs will vest over a three-year period with one-third of the total grant vesting on each anniversary of the grant date, subject to Mr. Lindahl’s continued service with the company. Mr. Lindahl’s PSUs will result in the issuance of a number of shares based on the company’ level of achievement with respect to net income as a percentage of total revenue for the 2020 fiscal year, as determined in accordance with GAAP. Achievement of the minimum performance objective, target performance objective and maximum performance objective will result in a share payout of 50%, 100% and 150% of the target number of shares, respectively. These PSUs will vest based on the achievement of the performance goal for the 2020 fiscal year, as certified by the compensation committee following the performance period. Mr. Lindahl’s target annual cash bonus percentage was set at 55% of his base salary, or $275,000. Mr. Lindahl is immediately eligible to participate in the company’s Second Amended and Restated Senior Management Severance Plan (the

“Severance Plan”). The percentage of base salary and bonus and the stated period for continued employee benefits to which Mr. Lindahl will be entitled under the Severance Plan was set at 125% and 15 months in circumstances described in the Severance Plan outside of a change of control and 200% and 24 months in circumstances described in the Severance Plan in connection with a change of control. Mr. Lindahl will also be eligible to participate in employee benefit programs that are generally available to employees of the company.

In connection with Mr. Lindahl’s appointment, Mr. Lindahl signed the company’s standard form of non-disclosure, non-solicitation and assignment agreement in his capacity as an employee of the company and the company will enter into an indemnity agreement with Mr. Lindahl in the form that the company has entered into with its other executive officers, which will obligate the company to indemnify and advance expenses to Mr. Lindahl to the full extent permitted by law for claims arising in his capacity as a director, officer, manager, employee, agent or representative of the company.

Item 7.01 Regulation FD Disclosure.

On March 26, 2018, the company issued a press release regarding Mr. Kramer’s promotion and Mr. Lindahl’s appointment, a copy of which is furnished as Exhibit 99 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99	Press release issued by the company on March 26, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENT BIOSOLUTIONS INC.

Dated: March 26, 2018	By:	/s/ ROBERT G. KRAMER, SR.
Name: Robert G. Kramer, Sr.
Title: President and Chief Operating Officer

EXHIBIT INDEX

99	Press release issued by the company on March 26, 2018.